UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2013 (January 2, 2013)

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road

P.O. Box 2028

Buffalo, New York 14219-0228

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (716) 826-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Award of Performance Units

On January 2, 2013 the Compensation Committee of Gibraltar Industries, Inc. (the “Company”), made awards of Performance Units under the Company’s 2005 Equity Compensation Plan (the “Plan”) to the Company’s executive officers.

Under the form of award of the Performance Units (the “Award”), a recipient (the “Recipient”) is granted Performance Units that may be converted into cash if the Company achieves certain Performance Goals. The Performance Goals are certain targeted levels of Company return on invested capital (“Company ROIC”) compared to the Company ROIC actually experienced by the Company during the Performance Period (defined below). Consistent with the Plan, the maximum number of Performance Units which the Recipient is eligible to convert into cash pursuant to the Award may increase up to a maximum of 200% of the targeted award or decrease to the extent that the actual Company ROIC exceeds or is less than the targeted Company ROIC.

Under the Award the Company ROIC is evaluated over a performance period beginning January 1, 2013 and ending December 31, 2013 (the “Performance Period”). The targeted Company ROIC applicable to the Award in the Performance Period is determined according to a formula set forth in the Award.

This description is qualified in its entirety by reference to the terms and conditions of the form of the Award, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Gibraltar Industries, Inc. 2005 Equity Incentive Plan Form of Award of Performance Units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2013

GIBRALTAR INDUSTRIES, INC.

/s/ Kenneth W. Smith
Name:	Kenneth Smith
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Gibraltar Industries, Inc. 2005 Equity Incentive Plan Form of Award of Performance Units.